SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
Current Report Pursuant
to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): February 1, 2011
Orbitz Worldwide, Inc.

(Exact Name of Registrant as Specified in its Charter)
Delaware

(State or Other Jurisdiction of Incorporation)

1-33599	20-5337455

(Commission File Number)	(I.R.S. Employer Identification No.)

500 W. Madison Street, Suite 1000, Chicago, Illinois	60661

(Address of Principal Executive Offices)	(Zip Code)
(312) 894-5000

(Registrant’s Telephone Number, Including Area Code)
Not Applicable

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
     On February 1, 2011, Orbitz Worldwide, LLC, a subsidiary of Orbitz Worldwide, Inc. (the “Company”), entered into a Letter Agreement with Travelport, LP (“Travelport”). The Letter Agreement and the Schedules attached thereto (collectively, the “Letter Agreement”) amends and clarifies certain terms set forth in agreements that the Company has previously entered into with Travelport and provides certain benefits to the Company so long as certain conditions are met.
     The Letter Agreement contains an agreement relating to the absence of ticketing authority on American Airlines, Inc. (“AA”). Under this agreement, the Company’s segment incentives payable from Travelport under the parties’ Subscriber Services Agreement, dated July 23, 2007 (the “Subscriber Agreement”) and previously filed as Exhibit 10.7 to the Company’s Current Report on Form 8-K/A filed on February 27, 2008, would be increased effective December 22, 2010 until the earliest of April 21, 2011, the reinstatement of ticketing authority by AA for the Company’s Orbitz.com website, the consummation of a direct connect relationship with AA, or the determination by the Company’s Audit Committee of the Board of Directors that the Company is engaged in a discussion with AA that is reasonably likely to result in a direct connect relationship between the Company and AA.
     The Letter Agreement also contains an amendment to the Subscriber Agreement. This amendment establishes a higher threshold at which potential decreases in Travelport’s segment incentive payments to the Company can take effect and reduces the percentage impact of the potential decreases. The Company is entitled to receive these benefits as long as the Company’s Audit Committee of the Board of Directors does not determine that the Company is engaged in a discussion with any airline that is reasonably likely to result in a direct connect relationship and the Company has not consummated a direct connect relationship with any airline.
     Under the Letter Agreement, the Company is permitted to proceed with an arrangement with ITA Software, Inc. (“ITA”) that provides for the use by the Company of ITA’s airfare search solution after December 31, 2011. Also pursuant to the Letter Agreement, the Company has agreed to the circumstances under which it will use e-Pricing for searches on its websites through December 31, 2014.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ORBITZ WORLDWIDE, INC.
February 4, 2011	By:	/s/ James P. Shaughnessy
		Name:	James P. Shaughnessy
		Title:	Senior Vice President, Chief Administrative Officer and General Counsel

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